Exhibit 3.1

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION
Welsis Corp.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 16th day of August, 2021 at 5:36 PM.

Remainder intentionally left blank.

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WYOMING
Secretary of State

Filed Date: 08/16/2021

/s/ Edward A. Burnham

Secretary of State

Filed Online By:

Kelsie Stacy on 08/16/2021

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Wyoming Secretary of State	Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311	For Office Use Only WY Secretary of State FILED: Aug 16 2021 5:36PM Original ID: 2021-001028301

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is: Welsis Corp.

II.	The name and physical address of the registered agent of the profit corporation is:

InCorp Services, Inc.

1910 Thomes Ave

Cheyenne, WY 82001

III.	The mailing address of the profit corporation is:

Bulevar Mihajla Pupina 115

Belgrade, Belgrade

Serbia

IV.	The principal office address of the profit corporation is:

Bulevar Mihajla Pupina 115

Belgrade, Belgrade

Serbia

V.	The number, par value, and class of shares the profit corporation corporation will have the authority to issue are:
Number of Common Shares: 75,000,000	Common Par Value: $0.0001
Number of Preferred Shares: 0	Preferred Par Value: $0.0000

VI.	The name and address of each incorporator is as follows:

Kelsie Stacy

3773 Howard Hughes Pkwy. Suite 500s, Las Vegas, NV 89169-6014

Signature:	Kelsie Stacy	Date: 08/16/2021
Print Name:	Kelsie Stacy
Title:	Incorporator
Email:	processing@incorp.com

Daytime Phone #: 7028662500

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Wyoming Secretary of State	Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

☑	I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑	I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑	I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑	I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑	I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑	I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Kelsie Stacy

☑	I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)  Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)        Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)  Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑  I acknowledge having read W.S. 6-5-308.

Filer is:	☐ An Individual	☒ An Organization

The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner.

The following individual is signing on behalf of all Organizers, Incorporators, or Partners.

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	Kelsie Stacy	Date: 08/16/2021
Print Name:	Kelsie Stacy
Title:	Incorporator
Email:	processing@incorp.com

Daytime Phone #: 7028662500

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Wyoming Secretary of State	Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

Consent to Appointment by Registered Agent

InCorp Services, Inc., whose registered office is located at 1910 Thomes Ave, Cheyenne, WY 82001, voluntarily consented to serve as the registered agent for Welsis Corp. and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Kelsie Stacy	Date: 08/16/2021
Print Name:	Kelsie Stacy
Title:	Incorporator
Email:	processing@incorp.com

Daytime Phone #: 7028662500

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Wyoming Secretary of State	Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002-0020 Ph. 307-777-7311

What’s Next?

Congratulations on filing your Wyoming business entity! Now that you are a legal business entity, there are a few important items to make note of:

1.	You will be required to file an annual report by the first day of the month of your initial filing date. Your first annual report isn’t due until your first anniversary. For example, if your initial filing date is April 16, 2016, you will be required to file your annual report by April 1 of each year, beginning in 2017, for as long as the business entity is an active filing.

2.	All annual report reminder notices are delivered via email. The email address you provided as the Principal office Email Address is the address to which the notice will be sent. Emails are sent from SOS_AnnualReports@wyo.gov. Please be sure to add this address to your address book so the notices are not classified as spam.

3.	Amendments to your filing can be made by utilizing the appropriate forms found on our website at: http://sos.wyo.gov/Forms/default.aspx.

4.	After forming your business, you might need to contact one of the following agencies for additional filing requirements or information:

• Sales and Use Tax Information Department of Revenue Ph. 307.777.5200 https://revenue.state.wy.us/	• Licensing or Permit Information Wyoming Business Council Ph. 307.777.2843 http://www.wyomingbusiness.org

• Workers’ Compensation or Unemployment Insurance Department of Workforce Services Ph. 307.777.8650 http://www.wyomingworkforce.org	• Tax ID Information Internal Revenue Service https://www.irs.gov/Filing

Revised 04/2016

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